Exhibit 99.2

REVOCABLE PROXY

SAVANNAH RIVER FINANCIAL CORPORATION

3638 Walton Way Extension
Augusta, Georgia 30909

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints                                             and                                         (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Savannah River Financial Corporation (the “Company”) held of record by the undersigned on                              , 201   , at a Special Meeting of Shareholders of the Company to be held at                           , Augusta, Georgia, at              .m. on                          , 201   , and at any adjournments or postponements thereof:

1.                                      APPROVAL OF THE MERGER: Proposal to authorize, adopt and approve the Agreement and Plan of Merger dated as of August 13, 2013, by and between First Community Corporation, Savannah River Financial Corporation, and SRMS, Inc., a wholly-owned subsidiary of First Community formed for the purpose of the merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.                                      ADJOURNMENT OF THE MEETING: Proposal to authorize management of the Company to adjourn the Special Meeting for up to 120 days, if necessary, to allow additional time to solicit votes needed to approve the Agreement and Plan of Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.                                      OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE.  IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2.  THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 201

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction:  Please sign above exactly as your name appears on this appointment of proxy.  Joint owners of shares should both sign.  Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.